AIM CORE BOND FUND                                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 1/31/2010
FILE NUMBER :      811-05686
SERIES NO.:        9

72DD.                        1 Total income dividends for which record date passed during the period. (000's Omitted)

                               Class A                   $  1,945

                             2 Dividends for a second class of open-end company shares (000's
                               Omitted)

                               Class B                   $    445
                               Class C                   $    435
                               Class R                   $     42
                               Class Y                   $     23
                               Institutional Class       $  5,768

73A.                           Payments per share outstanding during the entire current period:
                               (form nnn.nnnn)

                             1 Dividends from net investment income

                               Class A                     0.2214

                             2 Dividends for a second class of open-end company shares
                               (form nnn.nnnn)

                               Class B                     0.1888
                               Class C                     0.1888
                               Class R                     0.2103
                               Class Y                     0.2322
                               Institutional Class         0.2330

74U.                         1 Number of shares outstanding (000's Omitted)

                               Class A                      8,869

                             2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                               Class B                      2,250
                               Class C                      2,419
                               Class R                        210
                               Class Y                        100
                               Institutional Class         22,608

74V.                         1 Net asset value per share (to nearest cent)

                               Class A                   $   8.88

                             2 Net asset value per share of a second class of open-end company shares (to nearest cent)

                               Class B                   $   8.88
                               Class C                   $   8.88
                               Class R                   $   8.87
                               Class Y                   $   8.88
                               Institutional Class       $   8.88